Exhibit 99.1

Motorola Solutions to Purchase 20% of Silver Lake’s Investment

Managing Partners Egon Durban and Greg Mondre to Remain on Motorola Solutions’

Board of Directors

Silver Lake to Retain a Significant Position in Motorola Solutions

CHICAGO and NEW YORK – Sept. 6, 2018 – Motorola Solutions, Inc. (NYSE: MSI), the leading global provider of innovative mission-critical communications solutions for public safety and commercial customers, and Silver Lake, the global leader in technology investing, today announced that Motorola Solutions is purchasing 20 percent of Silver Lake’s convertible notes.

Silver Lake will retain a significant position in Motorola Solutions valued at approximately $1.5 billion. Egon Durban and Greg Mondre, Silver Lake managing partners and managing directors, will remain on the Motorola Solutions board of directors.

“We are excited to continue our partnership and remain enthusiastic long-term shareholders with Motorola Solutions and its leader Greg Brown,” said Durban and Mondre. “The management team has delivered extraordinary shareholder value driven by a relentless focus on customers, product innovation and operational excellence. We are strong believers in the company’s expansion growth strategy focused on managed services, software and video analytics.”

“Since making its $1 billion investment in 2015, Silver Lake has been an outstanding partner,” said Greg Brown, chairman and CEO of Motorola Solutions. “I look forward to continuing the relationship with Egon and Greg as we continue to grow the company and drive shareholder returns.”

Additional information may be found in the Form 8-K that Motorola Solutions will file today with the U.S. Securities and Exchange Commission.

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About Motorola Solutions

Motorola Solutions (NYSE: MSI) creates mission-critical communications solutions, including devices, networks, services, software and video, that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

About Silver Lake

Silver Lake is the global leader in technology investing, with about $40 billion in combined assets under management and committed capital and a team of approximately 100 investment and value creation professionals located in Silicon Valley, New York, London, Hong Kong and Tokyo. Silver Lake’s portfolio of investments collectively generates more than $170 billion of revenue annually and employs more than 340,000 people globally. The Silver Lake Partners portfolio includes leading technology and technology-enabled businesses such as Alibaba Group, Ancestry, Broadcom Limited, Cast & Crew, Ctrip, Dell Technologies, Endeavor, Fanatics, Global Blue, GoDaddy, Motorola Solutions, Red Ventures, Sabre, SoFi, SolarWinds, Symantec, Unity, Weld North Education and WP Engine. For more information about Silver Lake and its entire portfolio, please visit www.silverlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “continue,” “believes,” “expects,” “intends,” “anticipates,” “estimates,” “will,” “may,” and similar expressions. No assurance can be given that any actual or future results or events discussed in this press release will be achieved or occur. Any forward-looking statements represent the speaker’s views only as of today and should not be relied upon as representing any person’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results for the company and its shareholders to differ materially from the discussion contained in this press release. Such forward-looking statements include, but are not limited to, statements relating to the investment by Silver Lake and its plans and intentions with respect thereto. The reader is cautioned that the risk factors described in Motorola Solutions’ 2017 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com could cause actual results or events to differ materially from the discussion in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions. No person undertakes any obligation by virtue of this press release to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Contacts:

For Motorola Solutions:

MEDIA

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTORS

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

For Silver Lake:

MEDIA

Patricia Graue

+1 212-333-3810

silverlake@brunswickgroup.com